Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our report dated December 21, 2009, with respect to Legg Mason Western Asset Global Inflation Management Fund, a series of Legg Mason Partners Income Trust, as of October 31, 2009, incorporated herein by reference and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

February 22, 2010

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our report dated December 21, 2009, with respect to Legg Mason Western Asset Short Duration Municipal Income Fund, a series of Legg Mason Partners Income Trust, as of October 31, 2009, incorporated herein by reference and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

February 22, 2010